Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-224737, 333-210561, 333-200834, 333-279844 on Form S-8 of our report dated April 9, 2025, relating to the financial statements of Cosciens Biopharma Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants

Montreal, Canada

April 9, 2025